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                                                                    EXHIBIT 99


                            AMC ENTERTAINMENT INC.
              106 West 14th Street - Kansas City, Missouri 64105


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Stanley H. Durwood and Peter C. Brown, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on ________________, 1997 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. PROPOSAL to approve Agreement and Plan of Merger and Reorganization dated as of March 31, 1977 between AMC Entertainment Inc. and Durwood, Inc. set forth as Annex 1 to the accompanying Proxy Statement.
         / / FOR             / / AGAINST              / / ABSTAIN

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                          Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          Date__________________________________________, 1997


                          Signature___________________________________________


                          Signature (if held jointly)_________________________


                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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